UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 17, 2004

BANYAN CORPORATION
(Exact name of registrant as specified in its chapter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, California 90067
(address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 808-0899

ITEM 1.     Changes in Control of Registrant

Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

Not Applicable

ITEM 3.     Bankruptcy or Receivership

Not Applicable

ITEM 4.     Changes in Registrant's Certifying Accountant

Not Applicable

ITEM 5.     Other Events and Regulation FD Disclosure

On May 17th, 2004 the Registrant publicly disseminated a press release announcing that the Registrant, and its subsidiary, Chiropractic USA, Inc., had revenues in 2003 that were 225% of 2002 revenues, which represented an increase of close to $1 million in revenue. The Registrant stated that only $52,000 of this revenue represented franchise royalties collected between September 1 and December 31, 2003 from only seven clinics. Presently the company has more than 50 clinics signed as franchisees and expects to have more than 100 clinics at the end of 2004.

The Registrant stated that it expects to break its 2004 revenue goals with at least 100 franchised clinics by the end of 2004. In addition, the Registrant stated that it retired over $300,000 of long-term debt in 2003. The pay-down of debt brings the Registrant closer to meeting the minimum listing requirements of the NASDAQ Small Cap or the American Stock Exchange.

The Registrant confirmed that their subsidiary, Chiropractic USA, Inc. has the proper balance of high-integrity chiropractic practices located throughout the country, proven practice management programs and locations in high-density markets, balanced and supported by a strong and experienced operational, real estate, legal and marketing team which led to the results generated in 2003.

The information contained in the Press Release is incorporated herein by reference and filed as exhibit 99.1 hereto.

ITEM 6.     Resignations of Registrant's Directors

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired Not Applicable

(b)	Pro forma financial information Not Applicable

(c)	Exhibits The following Exhibits are filed as a part of this disclosure statement:

	99.1	The Registrant’s Press Release dated May 17th, 2004.

ITEM 8.     CHANGES IN FISCAL YEAR.

Not Applicable

ITEM 9.     REGULATION FD DISCLOSURE.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION
(Registrant)

Date: May 17th, 2004	By:	/s/ Michael J. Gelmon

Michael J. Gelmon
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit		Sequential
Number	Description	Page Number

99.1	The Registrant’s Press Release dated May 17th, 2004.